                                                                      EX-99.a.1.

                              Amended and Restated
                       AGREEMENT AND DECLARATION OF TRUST
                                       of
                                 Aberdeen Funds
                           a Delaware Statutory Trust
                            Formed September 27, 2007
                          As amended December 12, 2007

                                TABLE OF CONTENTS                                        Page

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                              AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                                 ABERDEEN FUNDS

     THIS AMENDED AND RESTATED  AGREEMENT AND  DECLARATION OF TRUST is made this
12th day of December,  2007,  by the Trustees  hereunder,  and by the holders of shares of beneficial  interest to be issued  hereunder as hereinafter  provided, and amends and restates the original  Agreement and  Declaration  of Trust dated
September 27, 2007 (the "Original Declaration of Trust") pursuant to Article IX,
Section 1, of such Original Declaration of Trust, as hereinafter provided.

                              W I T N E S S E T H:

     WHEREAS  this  Trust  has  been  formed  to  carry  on the  business  of an investment company; and

     WHEREAS this Trust is authorized to issue its shares of beneficial interest in  separate  Series,  and to issue  classes  of Shares of any  Series or divide
Shares  of any  Series  into two or more  classes,  all in  accordance  with the provisions hereinafter set forth; and

     WHEREAS the Trustees have agreed to manage all property which they may from time to time  acquire  in any  manner as  Trustees  of this  Trust,  a  Delaware statutory  trust formed and existing in  accordance  with the  provisions of the
Delaware Statutory Trust Act of 2002 (12 Del. C.ss.3801,  et seq.), as from time to time  amended and  including  any  successor  statute of similar  import (the
"DSTA"), and the provisions hereinafter set forth;

     NOW, THEREFORE, the Trustees hereby agree and declare that:

     (i) the  Original  Declaration  of Trust is  amended  and  restated  in its entirety in the manner herein set forth;

     (ii) the Trustees will hold all cash, securities, property and other assets which  one or more of them  may  from  time to time  acquire  in any  manner  as
Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and  conditions for the benefit of the holders from time to time of shares of  beneficial  interest  in this  Trust and the  Series  created  hereunder  as hereinafter set forth; and

     (iii)  this  Declaration  of Trust  and the  By-Laws  shall be  binding  in accordance  with  their  terms on every  Trustee,  by virtue of having  become a
Trustee of the Trust,  and on every  Shareholder,  by virtue of having  become a
Shareholder of the Trust,  pursuant to the terms of the Original  Declaration of
Trust and/or this Declaration of Trust and the By-Laws.

                                   ARTICLE I

                              Name and Definitions.

     Section 1. Name. The name of the Trust hereby  created is "Aberdeen  Funds"
and the Trustees shall conduct the business of the Trust under that name, or any other name as they may from time to time determine.

     Section 2.  Registered  Agent and  Registered  Office;  Principal  Place of
Business.

     (a)  Registered  Agent and  Registered  Office.  The name of the registered agent of the Trust and the address of the registered  office of the Trust are as set forth on the Certificate of Trust.

     (b) Principal  Place of Business.  The  principal  place of business of the
Trust is 5 Tower Bridge,  300 Barr Harbor Drive,  Suite 300, West  Conshohocken,
Pennsylvania  19428,  or such other  location  within or outside of the State of
Delaware as the Board of Trustees may determine from time to time.

     Section 3. Definitions.  Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) "1940 Act shall mean the  Investment  Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;

     (b)  "Affiliated  Person shall have the meaning given in Section 2(a)(3) of the 1940 Act when used with reference to a specified Person;

     (c)  "Assignment  shall have the meaning given in the 1940 Act, as modified by or  interpreted  by any  applicable  order or orders of the Commission or any rules or  regulations  adopted or  interpretive  releases of the  Commission  or no-action positions of the Commission's staff thereunder.

     (d) "Board of Trustees shall mean the governing body of the Trust, which is comprised  of the  Trustees  of the Trust  whose  number is fixed as provided in
Article IV, Section 1 of this Declaration of Trust;

     (e) "By-Laws  shall mean the By-Laws of the Trust,  as amended from time to time in accordance with Article VIII of the By-Laws,  and incorporated herein by reference;

     (f)  "Certificate  of Trust shall mean the  certificate of trust filed with the Office of the Secretary of State of the State of Delaware as required  under the DSTA to form the Trust as a Delaware Statutory Trust;

     (g) "Code shall mean the  Internal  Revenue  Code of 1986 and the rules and regulations thereunder, all as adopted or amended or restated from time to time;

     (h) "Commission shall have the meaning given in Section 2(a)(7) of the 1940
Act;

     (i) The  "DSTA  shall  mean  the  Delaware  Statutory  Trust  Act (12  Del.
C.ss.3801 et seq.), as amended from time to time;

     (j)  "Declaration  of Trust shall mean this  Agreement and  Declaration  of
Trust, as amended or restated from time to time;

     (k)  "General  Liabilities  shall have the  meaning  given in Article  III,
Section 6(b) of this Declaration Trust;

     (l) "Interested  Person shall have the meaning given in Section 2(a)(19) of the 1940 Act;

     (m) "Investment Adviser" or "Adviser shall mean a Person, as defined below, furnishing  services  to the  Trust  pursuant  to  any  investment  advisory  or investment management contract described in Article IV, Section 8(a) hereof;

     (n)  "Majority  Shareholder  Vote shall  have the same  meaning as the term
"vote of a majority of the  outstanding  voting  securities" is given in Section
2(a)(42) of the 1940 Act, as modified by or interpreted by any applicable  order or orders of the Commission or any rules or regulations  adopted or interpretive releases of the  Commission  or no-action  positions of the  Commission's  staff thereunder;

     (o) "National  Financial  Emergency shall mean the whole or any part of any period set forth in Section 22(e) of the 1940 Act. The Board of Trustees may, in
its  discretion,  declare that the suspension  relating to a National  Financial
Emergency  shall  terminate,  as the case may be, on the first  business  day on which the New York Stock Exchange shall have reopened or the period specified in
Section 22(e) of the 1940 Act shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Board of Trustees shall be conclusive);

     (p) "Person shall mean a natural person, partnership,  limited partnership,
trust,  statutory  trust,  estate,   association,   corporation,   organization,
custodian,  nominee  or  any  other  individual  or  entity  in  its  own or any representative capacity, in each case, whether domestic or foreign;

     (q) "Principal Underwriter shall have the meaning given in Section 2(a)(29)
of the 1940 Act;

     (r)  "Series  means  a  series  of  Shares  of the  Trust  established  and designated in accordance with the provisions of Article III, Section 6;

     (s) "Shares" shall mean the outstanding shares of beneficial  interest into which the  beneficial  interest in the Trust shall be divided from time to time, and shall include fractional and whole shares;

     (t) "Shareholder" shall mean a record owner of Shares;

     (u) "Trust" shall refer to the Delaware statutory trust established by this
Declaration  of Trust and the  Certificate  of Trust  which  was filed  with the
Secretary of State of the State of Delaware, as amended from time to time;

     (v) "Trust  Property"  shall mean any and all  property,  real or personal, tangible  or  intangible,  which is owned or held by or for the  account  of the
Trust or one or more of any Series,  including,  without limitation,  the rights referenced in Article IX, Section 7 and Article VII, Section 2 hereof;

     (w)  "Trustee"  or  "Trustees"  shall  refer  to  each  signatory  to  this
Declaration  of Trust as a trustee,  and all other Persons who may, from time to time,  be duly  elected  or  appointed,  qualified  and  serving on the Board of
Trustees in accordance with the provisions hereof and of the By-Laws, so long as such signatory or other Person  continues in office in accordance with the terms hereof and of the By-Laws.  Reference  herein to a Trustee or the Trustees shall refer to such  Person or Persons in their  capacity as  Trustees  hereunder  and under the By-Laws.

                                   ARTICLE II
                                Purpose of Trust.

     The purpose of the Trust is to conduct,  operate and carry on the  business of a registered  management  investment  company  registered  under the 1940 Act through one or more Series investing primarily in securities and, in addition to any authority  given by law, to exercise all of the powers and to do any and all of the  things  as  fully  and to the same  extent  as any  private  corporation organized for profit under the general corporation law of the State of Delaware, now or hereafter in force, including, without limitation, the following powers:

     (a) To invest and reinvest cash, to hold cash uninvested,  and to subscribe for, invest in, reinvest in, purchase or otherwise  acquire,  own, hold, pledge, sell, assign, mortgage, transfer,  exchange,  distribute, write options on, lend or  otherwise  deal in or dispose of  contracts  for the future  acquisition  or delivery of fixed  income or other  securities,  and  securities  or property of every  nature  and  kind,  including,  without  limitation,  all types of bonds, debentures,  stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness,
commercial  paper,  repurchase  agreements,   bankers'  acceptances,  and  other
securities of any kind, issued, created, guaranteed, or sponsored by any and all
Persons, including, without limitation,  states, territories, and possessions of the United  States and the District of Columbia and any  political  subdivision, agency,  or  instrumentality  thereof,  any foreign  government or any political
subdivision  of  the  U.S.  Government  or  any  foreign   government,   or  any
international instrumentality,  or by any bank or savings institution, or by any corporation or organization  organized under the laws of the United States or of
any  state,   territory,  or  possession  thereof,  or  by  any  corporation  or organization  organized under any foreign law, or in "when issued" contracts for any such securities, to change the investments of the assets of the Trust;

     (b) To exercise any and all rights, powers and privileges with reference to or  incident  to  ownership  or  interest,  use  and  enjoyment  of any of  such securities  and other  instruments  or property  of every kind and  description, including, but without limitation,  the right, power and privilege to own, vote, hold, purchase, sell, negotiate,  assign,  exchange,  lend, transfer,  mortgage, hypothecate,  lease,  pledge or write options with respect to or otherwise  deal with, dispose of, use, exercise or enjoy any rights, title, interest,  powers or privileges  under  or  with  reference  to  any of  such  securities  and  other instruments  or property,  the right to consent and  otherwise  act with respect thereto,  with power to designate one or more  Persons,  to exercise any of said rights, powers, and privileges in respect of any of said instruments,  and to do any and all acts and things for the  preservation,  protection,  improvement and enhancement  in  value  of any of  such  securities  and  other  instruments  or property;

     (c) To sell, exchange, lend, pledge, mortgage,  hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series,  subject to any requirements of the 1940 Act;

     (d) To vote or give  assent,  or  exercise  any rights of  ownership,  with respect to stock or other  securities  or  property;  and to execute and deliver proxies or powers of attorney to such  person or persons as the  Trustees  shall deem proper,  granting to such person or persons such power and discretion  with relation to securities or property as the Trustees shall deem proper;

     (e) To exercise  powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

     (f) To hold any  security or property in a form not  indicating  that it is trust property, whether in bearer,  unregistered or other negotiable form, or in its own name or in the name of a  custodian  or  subcustodian  or a  nominee  or nominees or otherwise  or to authorize  the  custodian  or a  subcustodian  or a nominee or nominees to deposit the same in a securities  depository,  subject in each case to proper  safeguards  according to the usual  practice of  investment companies or any rules or regulations applicable thereto;

     (g) To consent  to, or  participate  in,  any plan for the  reorganization, consolidation  or merger of any  corporation  or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such  corporation  or issuer;  and to pay calls or  subscriptions with respect to any security held in the Trust;

     (h) To join with  other  security  holders in acting  through a  committee, depositary,  voting trustee or otherwise,  and in that connection to deposit any security  with, or transfer any security to, any such  committee,  depositary or trustee,  and to delegate to them such power and authority  with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper,  and to agree to pay,  and to pay,  such  portion  of the  expenses  and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

     (i) To  compromise,  arbitrate  or otherwise  adjust  claims in favor of or against  the Trust or any matter in  controversy,  including  but not limited to claims for taxes;

     (j) To enter into joint ventures,  general or limited  partnerships and any other combinations or associations;

     (k) To endorse or guarantee  the payment of any notes or other  obligations of any Person; to make contracts of guaranty or suretyship,  or otherwise assume liability for payment thereof;

     (l) To purchase and pay for entirely out of Trust  Property such  insurance as the  Trustees  may deem  necessary  or  appropriate  for the  conduct  of the business, including, without limitation,  insurance policies insuring the assets of the  Trust  or  payment  of  distributions  and  principal  on its  portfolio
investments,  and  insurance  policies  insuring  the  Shareholders,   Trustees,
officers,  employees,  agents, Investment Advisers,  Principal Underwriters,  or independent  contractors  of the  Trust,  individually  against  all  claims and liabilities of every nature arising by reason of holding Shares,  holding, being or having held any such office or position,  or by reason of any action  alleged to have been taken or omitted by any such Person as Trustee, officer,  employee, agent, Investment Adviser, Principal Underwriter,  or independent contractor, to the fullest extent  permitted by this  Declaration of Trust,  the By-laws and by applicable law; and

     (m) To adopt, establish and carry out pension, profit-sharing, share bonus, share  purchase,  savings,  thrift and other  retirement,  incentive and benefit plans,  trusts and  provisions,  including the  purchasing of life insurance and annuity  contracts as a means of providing such  retirement and other  benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

     (n) To purchase or otherwise acquire, own, hold, sell, negotiate, exchange, assign,  transfer,  mortgage,  pledge or otherwise  deal with,  dispose of, use, exercise or enjoy, property of all kinds.

     (o) To  buy,  sell,  mortgage,  encumber,  hold,  own,  exchange,  rent  or otherwise acquire and dispose of, and to develop,  improve,  manage,  subdivide, and generally to deal and trade in real property,  improved and unimproved,  and wheresoever  situated;  and to  build,  erect,  construct,  alter  and  maintain buildings, structures, and other improvements on real property.

     (p) To borrow or raise moneys for any of the purposes of the Trust,  and to mortgage or pledge the whole or any part of the property and  franchises  of the
Trust,  real,  personal,  and mixed,  tangible or  intangible,  and  wheresoever situated.

     (q) To enter into,  make and perform  contracts and  undertakings  of every kind for any lawful purpose, without limit as to amount.

     (r) To issue, purchase, sell and transfer,  reacquire, hold, trade and deal in Shares, bonds, debentures and other securities, instruments or other property of the Trust,  from time to time, to such extent as the Board of Trustees shall, consistent with the provisions of this Declaration of Trust,  determine;  and to repurchase, re-acquire and redeem, from time to time, its Shares or, if any, its bonds, debentures and other securities.

     The Trust shall not be limited to investing in obligations  maturing before the possible  dissolution  of the Trust or one or more of its Series.  The Trust shall not in any way be bound or limited by any  present or future law or custom in regard to investment by fiduciaries. Neither the Trust nor the Trustees shall be  required  to obtain any court  order to deal with any assets of the Trust or take any other action hereunder.

     The  foregoing  clauses  shall each be construed  as purposes,  objects and powers,  and it is hereby expressly  provided that the foregoing  enumeration of specific purposes,  objects and powers shall not be held to limit or restrict in any manner the powers of the Trust,  and that they are in furtherance of, and in addition to, and not in limitation  of, the general  powers  conferred  upon the
Trust by the DSTA and the other laws of the State of Delaware or otherwise;  nor shall the enumeration of one thing be deemed to exclude another,  although it be of like nature, not expressed.

                                  ARTICLE III

                                     Shares.

     Section 1. Division of Beneficial Interest.  The beneficial interest in the
Trust shall at all times be divided  into  Shares,  all  without par value.  The number  of  Shares  authorized  under  the  Original  Declaration  of Trust  and authorized  hereunder  is  unlimited.  The Board of Trustees may  authorize  the division of Shares into  separate  and  distinct  Series and the division of any
Series into separate  classes of Shares.  The different Series and classes shall be established  and  designated,  and the variations in the relative  rights and preferences  as between  the  different  Series and  classes  shall be fixed and determined  by the Board of Trustees  without  the  requirement  of  Shareholder approval.  If no separate  Series or classes  shall be  established,  the Shares shall have the rights and  preferences  provided  for herein and in Article III,
Section 6 hereof to the extent  relevant and not otherwise  provided for herein, and all  references to Series and classes shall be construed (as the context may require) to refer to the Trust. The fact that a Series shall have initially been established and designated without any specific  establishment or designation of classes  (i.e.,  that all Shares of such Series are initially of a single class)
shall  not  limit  the  authority  of the Board of  Trustees  to  establish  and designate  separate  classes of said  Series.  The fact that a Series shall have more than one established and designated class, shall not limit the authority of the Board of Trustees to  establish  and  designate  additional  classes of said
Series,  or to  establish  and  designate  separate  classes  of the  previously established and designated classes.

     The Board of Trustees shall have the power to issue Shares of the Trust, or any Series or class thereof,  from time to time for such  consideration (but not less than the net asset  value  thereof)  and in such form as may be fixed  from time to time pursuant to the direction of the Board of Trustees.

     The  Board  of  Trustees  may hold as  treasury  shares,  reissue  for such consideration  and on such  terms as they may  determine,  or  cancel,  at their discretion from time to time, any Shares of any Series  reacquired by the Trust.
The Board of Trustees may  classify or  reclassify  any  unissued  Shares or any
Shares  previously issued and reacquired of any Series or class into one or more
Series or classes  that may be  established  and  designated  from time to time.
Notwithstanding  the  foregoing,  the Trust and any Series  thereof may acquire, hold,  sell and otherwise deal in, for purposes of investment or otherwise,  the
Shares of any other Series of the Trust or Shares of the Trust,  and such Shares shall not be deemed treasury shares or cancelled.

     Subject to the  provisions of Section 6 of this Article III and Article IV,
Section 3, each Share shall have voting  rights as provided in Article V hereof, and the  Shareholders  of any Series shall be entitled to receive  dividends and distributions,  when,  if and as  declared  with  respect  thereto in the manner provided in Article IV,  Section 3 hereof.  No Share shall have any  priority or preference  over any other  Share of the same  Series or class  with  respect to
dividends  or  distributions   paid  in  the  ordinary  course  of  business  or
distributions  upon  dissolution  of the Trust or of such  Series or class  made pursuant to Article IX, Section 2 hereof. All dividends and distributions  shall be made ratably among all  Shareholders of a particular class of Series from the
Trust  Property  held with  respect to such  Series  according  to the number of
Shares of such class of such Series held of record by such  Shareholders  on the record  date  for any  dividend  or  distribution.  Shareholders  shall  have no preemptive  or other right to  subscribe  to new or  additional  Shares or other securities issued by the Trust or any Series. The Trustees may from time to time divide or combine the Shares of any  particular  Series into a greater or lesser number of Shares of that Series. Such division or combination may not materially change the  proportionate  beneficial  interests of the Shares of that Series in the Trust  Property  held with respect to that Series or  materially  affect the rights of Shares of any other Series.

     Any Trustee,  officer or other agent of the Trust,  and any organization in which any such  Person is  interested,  may  acquire,  own,  hold and dispose of
Shares of the Trust to the same  extent as if such  Person  were not a  Trustee, officer or other  agent of the Trust;  and the Trust may issue and sell or cause to be issued and sold and may  purchase  Shares from any such Person or any such organization  subject  only to the general  limitations,  restrictions  or other provisions applicable to the sale or purchase of such Shares generally.

     Section 2.  Ownership of Shares.  The ownership of Shares shall be recorded on the books of the Trust  kept by the Trust or by a transfer  or similar  agent for the Trust, which books shall be maintained separately for the Shares of each
Series  and  class  thereof  that  has  been  established  and  designated.   No
certificates  certifying  the  ownership of Shares shall be issued except as the
Board of  Trustees  may  otherwise  determine  from  time to time.  The Board of
Trustees may make such rules not  inconsistent  with the  provisions of the 1940
Act as they consider  appropriate  for the issuance of Share  certificates,  the transfer of Shares of each Series or class and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent,  as the case may be, shall be  conclusive  as to who are the  Shareholders  of each Series or class  thereof  and as to the number of Shares of each  Series or class  thereof held from time to time by each such Shareholder.

     Section 3.  Investments  in the Trust.  Investments  may be accepted by the
Trust  from  such  Persons,   at  such  times,  on  such  terms,  and  for  such
consideration as the Board of Trustees may, from time to time,  authorize.  Each investment shall be credited to the individual Shareholder's account in the form of full and  fractional  Shares  of the  Trust,  in such  Series or class as the purchaser may select,  at the net asset value per Share next determined for such
Series or class after receipt of the  investment;  provided,  however,  that the
Principal  Underwriter  may,  pursuant to its agreement  with the Trust,  impose sales charges upon investments in the Trust.

     Section 4. Status of Shares and  Limitation of Personal  Liability.  Shares
shall be deemed to be personal  property giving to Shareholders  only the rights
provided  in  this   Declaration  of  Trust  and  under  applicable  law.  Every
Shareholder  by  virtue  of having  become a  Shareholder  shall be held to have expressly  assented  and agreed to the terms  hereof and to have  become a party hereto.  The death of a Shareholder  during the existence of the Trust shall not operate to dissolve the Trust or any Series,  nor entitle the  representative of any  deceased  Shareholder  to an  accounting  or to take any action in court or elsewhere  against the Trust or the Trustees or any Series,  but  entitles  such representative  only to the  rights  of said  deceased  Shareholder  under  this
Declaration of Trust.  Ownership of Shares shall not entitle the  Shareholder to any title in or to the whole or any part of the Trust  Property or right to call for a  partition  or division  of the same or for an  accounting,  nor shall the ownership of Shares  constitute the Shareholders as partners.  Neither the Trust nor the Trustees,  nor any officer,  employee or agent of the Trust,  shall have any power to bind  personally  any  Shareholder,  nor,  except  as  specifically provided  herein,  to call upon any  Shareholder  for the  payment of any sum of money or assessment  whatsoever  other than such as the  Shareholder  may at any time personally  agree to pay. All Shares when issued on the terms determined by the Board of Trustees shall be fully paid and nonassessable.  As provided in the
DSTA,  Shareholders  of the Trust shall be entitled  to the same  limitation  of personal liability extended to stockholders of a private  corporation  organized for profit under the general corporation law of the State of Delaware.

     Section 5. Power of Board of  Trustees  to Change  Provisions  Relating  to
Shares.  Notwithstanding  any other  provisions of this Declaration of Trust and without limiting the power of the Board of Trustees to amend this Declaration of
Trust or the  Certificate of Trust as provided  elsewhere  herein,  the Board of
Trustees  shall  have the  power to amend  this  Declaration  of  Trust,  or the
Certificate  of Trust,  at any time and from time to time, in such manner as the
Board of Trustees  may  determine in its sole  discretion,  without the need for
Shareholder  action,  so as to add to, delete,  replace or otherwise  modify any provisions  relating  to the  Shares  contained  in this  Declaration  of Trust, provided that Shareholder  approval is not otherwise required by the 1940 Act or other  applicable  law.  Furthermore,  in the event  that the Board of  Trustees determines  that the Trust shall no longer be operated as an investment  company required to be registered in accordance with the provisions of the 1940 Act, the
Board of Trustees  may adopt such  amendments  to this  Declaration  of Trust to delete  those terms the Board of Trustees  identifies  as being  required by the
1940 Act.

     Subject to the  foregoing  Paragraph,  the Board of Trustees  may amend the
Declaration  of Trust to amend any of the provisions set forth in paragraphs (a)
through (i) of Section 6 of this Article III.

     The Board of Trustees shall have the power, in its discretion, to make such elections  as to the tax  status of the Trust as may be  permitted  or  required under the Code as  presently  in effect or as  amended,  without the vote of any
Shareholder.

     Section 6.  Establishment  and Designation of Series.  Without limiting the authority of the  Trustees to  establish  and  designate  any further  Series or class,  the Trustees hereby establish and designate  twenty-seven  (27) separate
Series  of Shares as listed on  Schedule  A to this  Declaration  of Trust.  The establishment  and designation of any additional Series or class of Shares shall be effective  upon the  resolution  by a majority of the then Board of Trustees, adopting a resolution  which sets forth such  establishment  and designation and the  relative  rights  and  preferences  of such  Series  or  class.  Each  such resolution  shall be  incorporated  herein by reference upon adoption.  Any such resolution may be amended by a further  resolution of a majority of the Board of
Trustees,  and if  Shareholder  approval  would  be  required  to  make  such an amendment to the language set forth in this  Declaration of Trust,  such further resolution shall require the same  Shareholder  approval that would be necessary to make such  amendment to the language set forth in this  Declaration of Trust.
Each such further  resolution  shall be  incorporated  herein by reference  upon adoption.

     Each Series shall be separate and distinct  from any other Series and shall maintain separate and distinct records on the books of the Trust, and the assets and  liabilities  belonging to any such Series shall be held and  accounted  for separately from the assets and liabilities of the Trust or any other Series.

     Shares of each  Series or class  established  pursuant  to this  Section 6, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

     (a) Assets Held with  Respect to a  Particular  Series.  All  consideration received  by the Trust for the issue or sale of Shares of a  particular  Series, together with all assets in which such  consideration is invested or reinvested, all income,  earnings,  profits,  and  proceeds  thereof  from  whatever  source derived,  including,  without  limitation,  any proceeds  derived from the sale, exchange or liquidation of such assets,  and any funds or payments  derived from any  reinvestment  of such  proceeds  in  whatever  form the same may be,  shall irrevocably  be held with respect to that Series for all purposes,  subject only to the rights of creditors with respect to that Series, and shall be so recorded upon the books of account  of the Trust.  Such  consideration,  assets,  income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation,  any proceeds derived from the sale, exchange or liquidation of such assets,  and any funds or payments derived from any reinvestment of such proceeds,  in whatever  form the same may be, are herein  referred to as "assets held with  respect  to" that  Series.  In the event that  there are any  assets, income, earnings,  profits and proceeds thereof, funds or payments which are not readily  identifiable  as assets  held with  respect  to any  particular  Series
(collectively  "General  Assets"),  the Board of Trustees  shall  allocate  such
General Assets to, between or among any one or more of the Series in such manner and on such basis as the Board of Trustees,  in its sole discretion,  deems fair and equitable,  and any General Asset so allocated to a particular  Series shall be held  with  respect  to that  Series.  Each such  allocation  by the Board of
Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

     (b) Liabilities Held with Respect to a Particular Series. The assets of the
Trust held with respect to each  particular  Series shall be charged against the liabilities  of the Trust  held with  respect to that  Series and all  expenses, costs,  charges and reserves  attributable to that Series,  and any liabilities, expenses,  costs,  charges  and  reserves  of the Trust  which  are not  readily identifiable as being held with respect to any particular  Series  (collectively
"General  Liabilities")  shall be allocated and charged by the Board of Trustees to and among any one or more of the  Series in such  manner and on such basis as the Board of  Trustees  in its sole  discretion  deems fair and  equitable.  The liabilities,  expenses,  costs, charges, and reserves so charged to a Series are herein  referred to as  "liabilities  held with  respect to" that  Series.  Each allocation of liabilities, expenses, costs, charges and reserves by the Board of
Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. All Persons who have extended credit which has been allocated to a particular  Series,  or who have a claim or contract that has been  allocated to any  particular  Series,  shall look,  and shall be required by contract to look exclusively, to the assets of that particular Series for payment of such credit, claim,  or  contract.  In the  absence of an express  contractual  agreement  so limiting the claims of such creditors,  claimants and contract  providers,  each creditor,  claimant and contract  provider will be deemed  nevertheless  to have impliedly agreed to such limitation  unless an express provision to the contrary has been incorporated in the written contract or other document establishing the claimant relationship.

     Subject to the right of the Board of Trustees in its discretion to allocate
General Liabilities as provided herein, the debts, liabilities,  obligations and expenses  incurred,  contracted  for or  otherwise  existing  with  respect to a particular  Series,  whether such Series is now authorized and existing pursuant to this Declaration of Trust or is hereafter authorized and existing pursuant to this  Declaration of Trust,  shall be  enforceable  against the assets held with respect to that Series  only,  and not against the assets of any other Series or the Trust generally and none of the debts, liabilities, obligations and expenses incurred,  contracted  for or  otherwise  existing  with  respect  to the  Trust generally or any other Series  thereof shall be  enforceable  against the assets held with  respect to such  Series.  Notice of this  limitation  on  liabilities between and among Series shall be set forth in the  Certificate  of Trust of the
Trust (whether originally or by amendment) as filed or to be filed in the Office of the  Secretary  of State of the State of Delaware  pursuant to the DSTA,  and upon the  giving of such  notice in the  Certificate  of  Trust,  the  statutory provisions of Section 3804 of the DSTA ("Section  3804") relating to limitations on liabilities  between and among Series (and the statutory effect under Section
3804 of setting  forth such notice in the  Certificate  of Trust)  shall  become applicable to the Trust and each Series.

     (c) Dividends, Distributions,  Redemptions and Repurchases. Notwithstanding
any  other  provisions  of  this  Declaration  of  Trust,   including,   without
limitation,   Article  VI,  no  dividend  or  distribution  including,   without
limitation, any distribution paid upon dissolution of the Trust or of any Series with respect to, nor any  redemption or repurchase  of, the Shares of any Series or class  shall be  effected  by the Trust  other than from the assets held with respect to such Series,  nor,  except as  specifically  provided in Section 7 of this Article III, shall any Shareholder of any particular  Series otherwise have any right or claim  against the assets held with  respect to any other Series or the Trust generally  except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series.  The Board of Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and
each such  determination and allocation shall be conclusive and binding upon the
Shareholders.

     (d) Voting. All Shares of the Trust entitled to vote on a matter shall vote without  differentiation  between  the  separate  Series  or  classes;  provided however, (i) if any matter to be voted on affects only the interests of some but not all Series or classes, then only the Shareholders of such affected Series or classes shall be entitled to vote on the matter or (ii) if the 1940 Act or other applicable  law or regulation  requires  voting by Series or by class,  then the
Shares shall vote as prescribed  by such law or  regulation;  provided  that, in case  there  is a  conflict  between  or among  such  laws or  regulations,  the provisions of the 1940 Act shall take precedence.  The Shareholder of record (as of the  record  date  established  pursuant  to  Article  V,  Section  5 of this
Declaration  of Trust) of each Share shall be entitled to one vote for each full
Share, and a fractional vote for each fractional Share.

     (e) Equality. All Shares of each particular Series shall represent an equal proportionate  undivided  beneficial interest in the assets held with respect to that Series  (subject to the  liabilities  held with  respect to that Series and such rights and  preferences as may have been  established  and designated  with respect  to  classes  of  Shares  within  such  Series),  and each  Share of any particular  Series shall be equal to each other Share of that Series (subject to the rights and preferences with respect to separate classes of such Series).

     (f) Fractions. Any fractional Share of a Series shall carry proportionately all the rights and obligations of a whole Share of that Series, including rights with respect to voting,  receipt of dividends and  distributions,  redemption of
Shares and dissolution of the Trust or that Series.

     (g) Exchange  Privilege.  The Board of Trustees shall have the authority to provide  that the  holders  of  Shares  of any  Series  shall  have the right to exchange said Shares for Shares of one or more other Series in  accordance  with such requirements and procedures as may be established by the Board of Trustees, and in accordance with the 1940 Act and the rules and regulations thereunder.

     (h) Combination of Series.  The Board of Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable  law, to combine the assets and  liabilities  held with respect to any two or more Series into assets and liabilities held with respect to a single
Series.

     (i) Elimination of Series. At any time that there are no Shares outstanding of any particular  Series or class  previously  established and designated,  the
Board of Trustees may by  resolution of a majority of the then Board of Trustees abolish  that  Series or class and  rescind the  establishment  and  designation thereof.

     (j)  Dissolution or Termination.  Any particular  Series shall be dissolved upon the  occurrence of the applicable  dissolution  events set forth in Article
VIII,  Section 2 hereof.  Upon dissolution of a particular  Series, the Trustees shall wind up the affairs of such Series in accordance with Article VIII Section
2 hereof and thereafter,  rescind the establishment and designation thereof. The
Board  of  Trustees  shall  terminate  any  particular  class  and  rescind  the establishment and designation  thereof: (i) upon approval by a majority of votes cast at a  meeting  of the  Shareholders  of such  class,  provided  a quorum of
Shareholders of such class are present, or by action of the Shareholders of such class by written consent without a meeting  pursuant to Article V, Section 4; or
(ii) at the discretion of the Board of Trustees either (A) at any time there are no Shares  outstanding  of such class,  or (B) upon prior written  notice to the
Shareholders of such class;  provided,  however, that upon the rescission of the establishment  and  designation  of any particular  Series,  every class of such
Series  shall  thereby  be  terminated  and its  establishment  and  designation rescinded.  Each  resolution  of the Board of Trustees  pursuant to this Section
6(j) shall be incorporated herein by reference upon adoption.

     Section 7.  Indemnification  of Shareholders.  If any Shareholder or former
Shareholder  shall be  exposed  to  liability  by  reason  of a claim or  demand relating  solely to his or her being or having been a  Shareholder  of the Trust
(or by having been a  Shareholder  of a particular  Series),  and not because of such Person's acts or omissions,  the Shareholder or former  Shareholder (or, in the case of a natural person, his or her heirs,  executors,  administrators,  or other legal  representatives  or, in the case of a corporation  or other entity, its corporate or other general  successor) shall be entitled to be held harmless from and  indemnified out of the assets of the Trust or out of the assets of the applicable Series (as the case may be) against all loss and expense arising from such  claim  or  demand;  provided,  however,  there  shall be no  liability  or obligation  of the  Trust  (or  any  particular  Series)  arising  hereunder  to reimburse  any  Shareholder  for  taxes  paid by  reason  of such  Shareholder's ownership of any Shares.

                                   ARTICLE IV

                             The Board of Trustees.

     Section 1. Number, Election and Tenure. The number of Trustees constituting the Board of  Trustees  may be fixed  from time to time by a written  instrument signed, or by resolution  approved at a duly constituted  meeting, by a majority of the Board of Trustees,  provided,  however, that the number of Trustees shall in no event be less than one (1) nor more than  fifteen  (15).  The  Person  who signed the  Original  Declaration  of Trust was the initial  sole Trustee on the
Board of Trustees.  In accordance with Section 3801 of the DSTA, each additional
Trustee shall become a Trustee and be bound by this Declaration of Trust and the
By-Laws when such Person signs this  Declaration of Trust as a trustee and/or is duly  elected or  appointed,  qualified  and serving on the Board of Trustees in accordance with the provisions of this Declaration of Trust and the By-Laws. The
Board of Trustees,  by action of a majority of the then Trustees,  regardless of the number and even if less than a quorum,  at a duly constituted  meeting or by written consent as provided herein,  may fill vacancies in the Board of Trustees or  remove  any  Trustee  with or  without  cause.  The  Shareholders  may elect
Trustees,  including  filling any  vacancies  in the Board of  Trustees,  at any meeting of  Shareholders  called by the Board of Trustees  for that  purpose.  A meeting of Shareholders  for the purpose of electing one or more Trustees may be called by the Board of Trustees  or, to the extent  provided by the 1940 Act and the rules and regulations  thereunder,  by the Shareholders.  Shareholders shall have the power to remove a Trustee  only to the extent  provided by the 1940 Act and the rules and regulations  thereunder.  Notwithstanding the above,  whenever and for so long as the Trust is a  participant  in or otherwise  has in effect a plan under which the Trust may be deemed to bear  expenses of  distributing  its
Shares as that  practice is  described  in Rule 12b-1 under the 1940 Act, or any successor  rule  thereunder,  then the selection  and  nomination of each of the
Trustees  who  is not an  Interested  Person  of the  Trust  or any  Adviser  or
Principal  Underwriter of the Trust (each of such Trustees is referred to herein as a  "Disinterested  Trustee") shall be, and is, committed to the discretion of the  Disinterested  Trustees  remaining in office. In the event that all Trustee offices become  vacant,  an authorized  officer of the Investment  Adviser shall serve as the sole remaining  Trustee effective upon the vacancy in the office of the last Trustee. In such case, an authorized officer of the Investment Adviser, as the sole remaining  Trustee,  shall, as soon as practicable,  fill all of the vacancies on the Board of Trustees;  provided,  however,  that the percentage of
Trustees who are Disinterested  Trustees shall be no less than that permitted by the 1940 Act. Upon the qualification of such Trustees, the authorized officer of the Investment Adviser shall resign as Trustee and a meeting of the Shareholders shall be called,  as required by the 1940 Act, for the election of Trustees.  An appointment  of a  Trustee  may be  made  by the  Trustees  then  in  office  in anticipation  of a vacancy  to occur by reason of  retirement,  resignation,  or removal of a Trustee,  or an increase in number of Trustees effective at a later date,  provided that said appointment shall become effective only at the time or after the expected vacancy occurs.

     Each Trustee shall serve during the  continued  lifetime of the Trust until he or she dies,  resigns,  is  declared  bankrupt or  incompetent  by a court of appropriate jurisdiction,  or is removed, or, if sooner than any of such events, until the next  meeting  of  Shareholders  called for the  purpose  of  electing
Trustees and until the election and  qualification of his or her successor.  Any
Trustee  may resign at any time by written  instrument  signed by him or her and delivered  to any officer of the Trust or to a meeting of the Board of Trustees.
Such  resignation  shall  be  effective  upon  receipt  unless  specified  to be effective  at some later  time.  Except to the extent  expressly  provided  in a written  agreement with the Trust,  no Trustee  resigning and no Trustee removed shall have any right to any compensation for any period following any such event or any right to  damages  on  account  of such  events or any  actions  taken in connection therewith following his or her resignation or removal.

     Section 2. Effect of Death,  Resignation,  Removal,  etc. of a Trustee. The
death, declination, resignation, retirement, removal, declaration as bankrupt or incapacity  of one or more  Trustees,  or of all of them,  shall not  operate to dissolve  the Trust or any  Series  or to revoke  any  existing  agency  created pursuant to the terms of this  Declaration  of Trust.  Whenever a vacancy in the
Board of Trustees shall occur,  until such vacancy is filled as provided in this
Article IV,  Section 1, the  Trustee(s) in office,  regardless of the number and even if less than a quorum,  shall have all the  powers  granted to the Board of
Trustees and shall  discharge all the duties  imposed upon the Board of Trustees by this  Declaration of Trust and the By-Laws as though such number  constituted the  entire  Board.  In  the  event  of  the  death,  declination,  resignation, retirement,  removal,  declaration  as bankrupt or incapacity of all of the then
Trustees,  the  investment  adviser to the Trust,  which  shall not  include any investment  sub-adviser  of a Series,  is  empowered  to appoint  new  Trustees, subject to the provisions of section 16(a) of the 1940 Act.

     Section 3. Powers;  Written Consent;  Other Business Interests;  Quorum and
Required Vote.

     (a) Powers.  Subject to the provisions of this  Declaration  of Trust,  the
Board of Trustees  shall  manage the  business  of the Trust,  and such Board of
Trustees  shall  have all  powers  necessary  or  convenient  to carry  out that responsibility, including, without limitation, the power to engage in securities or other transactions of all kinds on behalf of the Trust. The Board of Trustees shall  have  full  power  and  authority  to do any and all acts and to make and execute any and all contracts and instruments that it may consider  necessary or appropriate in connection  with the  administration  of the Trust.  The Trustees shall not be bound or limited by present or future  laws or customs  with regard to  investment  by trustees or  fiduciaries,  but shall have full  authority and absolute  power and control over the assets of the Trust and the business of the
Trust to the same extent as if the  Trustees  were the sole owners of the assets of the Trust and the  business  in their own right,  including  such  authority, power and control to do all acts and things as they,  in their sole  discretion, shall deem proper to accomplish the purposes of this Trust. Without limiting the
foregoing,   the  Trustees  may:  (1)  adopt,   amend  and  repeal  By-Laws  not
inconsistent  with this  Declaration  of Trust  providing for the regulation and management  of the affairs of the Trust;  (2) fill  vacancies  in or remove from their number in accordance  with this  Declaration of Trust or the By-Laws,  and may elect and remove such officers and appoint and terminate such agents as they consider  appropriate;  (3)  appoint  from their own number  and  establish  and terminate one or more  committees  consisting of two or more Trustees  which may exercise  the powers and  authority  of the Board of Trustees to the extent that the Board of Trustees determine;  (4) employ one or more custodians of the Trust
Property  and may  authorize  such  custodians  to employ  subcustodians  and to deposit  all or any part of such Trust  Property  in a system or systems for the central  handling of  securities or with a Federal  Reserve  Bank;  (5) retain a transfer  agent,  dividend  disbursing  agent, a shareholder  servicing agent or administrative  services agent, or all of them; (6) provide for the issuance and distribution  of Shares by the Trust  directly or through one or more  Principal
Underwriters  or otherwise;  (7) retain one or more Investment  Adviser(s);  (8)
redeem,  repurchase  and transfer  Shares  pursuant to  applicable  law; (9) set record  dates for the  determination  of  Shareholders  with  respect to various matters,  in the manner provided in Article V, Section 5 of this  Declaration of
Trust; (10) declare and pay dividends and distributions to Shareholders from the
Trust  Property;  (11)  establish  from  time to time,  in  accordance  with the provisions of Article III, Section 6 hereof, any Series or class of Shares, each such Series to operate as a separate  and  distinct  investment  medium and with separately  defined investment  objectives and policies and distinct  investment purposes;  (12) hire  personnel  as staff for the Board of  Trustees  or for the
Disinterested  Trustees,  set the  compensation  to be paid by the Trust to such personnel,  exercise exclusive supervision of such personnel,  and remove one or more of such  personnel,  at the  discretion  of the  Board of  Trustees  or the
Disinterested  Trustees,  as  applicable;  (13) retain  special  counsel,  other experts  and/or  consultants  for the Board of Trustees,  for the  Disinterested
Trustees, and/or for one or more of the committees of the Board of Trustees, set the compensation to be paid by the Trust to such special counsel,  other experts and/or  consultants,  and  remove  one or more of such  special  counsel,  other experts  and/or  consultants,  at the discretion of the Board of Trustees or the
Disinterested  Trustees,  as applicable;  (14) engage in and prosecute,  defend, compromise,  abandon,  or adjust,  by  arbitration,  or otherwise,  any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust pay or satisfy any debts, claims or expenses incurred in connection  therewith,  including  those of litigation,  and such power shall include,  without  limitation,  the power of the  Trustees,  or any  appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim or demand, derivative or otherwise,  brought by any person, including a shareholder in its own name or in the name of the Trust,  whether or not the Trust or any of the  Trustees  may be named  individually  therein or the subject  matter arises by reason of business for or on behalf of the Trust;  and (15) in general  delegate such  authority as they  consider  desirable to any officer of the Trust,  to any  committee of the
Board of  Trustees  and to any  agent or  employee  of the  Trust or to any such
custodian,   transfer,  dividend  disbursing  or  shareholder  servicing  agent,
Principal  Underwriter or Investment Adviser. Any determination as to what is in the best  interests  of the Trust  made by the Board of  Trustees  in good faith shall be conclusive.

     In construing the provisions of this  Declaration of Trust, the presumption shall  be in  favor  of a grant  of  power  to the  Trustees.  Unless  otherwise specified  herein or required by law, any action by the Board of Trustees  shall be deemed  effective if approved or taken by a majority of the Trustees  then in office.

     (b) Written  Consent.  Any action  required or permitted to be taken by the
Board of Trustees,  or a committee thereof,  may be taken without a meeting if a majority of the members of the Board of Trustees,  or committee thereof,  as the case may be,  shall  individually  or  collectively  consent  in writing to that action. Such action by written consent shall have the same force and effect as a majority vote of the Board of Trustees,  or committee  thereof,  as the case may
be.  Such  written  consent or  consents  shall be filed with the minutes of the proceedings of the Board of Trustees, or committee thereof, as the case may be.

     (c) Other Business  Interests.  The Trustees shall devote to the affairs of the Trust  such time as may be  necessary  for the proper  performance  of their duties  hereunder,  but  neither  the  Trustees  nor  the  officers,  directors, shareholders or partners of the Trustees, shall be expected to devote their full time  to the  performance  of  such  duties.  The  Trustees,  or  any  Affiliate shareholder,  officer,  director,  partner or  employee  thereof,  or any Person owning a legal or  beneficial  interest  therein,  may  engage in or  possess an interest  in any other  business  or  venture  of any  nature  and  description, independently or with or for the account of others.

     (d) Quorum and Required  Vote. At all meetings of the Board of Trustees,  a majority of the Board of Trustees  then in office  shall be present in person in order to constitute a quorum for the transaction of business. A meeting at which a quorum is initially present may continue to transact business  notwithstanding the departure of Trustees  from the meeting,  if any action taken is approved by at least a majority of the required quorum for that meeting.  Subject to Article
III, Sections 1 and 6 of the By-Laws and except as otherwise  provided herein or required by applicable law, the vote of not less than a majority of the Trustees present at a meeting at which a quorum is present  shall be the act of the Board of Trustees.

     Section 4.  Chairman of the  Trustees.  The Trustees  shall  appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall preside at all  meetings of the  Trustees,  shall be  responsible  for the  execution of policies  established by the Trustees and the  administration  of the Trust, and may be (but  is not  required  to be)  the  chief  executive,  financial  and/or accounting officer of the Trust.

     Section 5.  Payment of  Expenses  by the Trust.  The Board of  Trustees  is
authorized  to pay or cause to be paid out of the  principal  or  income  of the
Trust or any  particular  Series or class,  or partly out of the  principal  and partly out of the income of the Trust or any particular  Series or class, and to charge or allocate the same to,  between or among such one or more of the Series or classes  that may be  established  or  designated  pursuant  to Article  III,
Section 6, as it deems fair, all expenses,  fees, charges, taxes and liabilities incurred by or arising in connection  with the  maintenance  or operation of the
Trust or a particular  Series or class,  or in  connection  with the  management
thereof,   including,   but  not   limited  to,  the   Trustees'   compensation,
reimbursement of Trustees' expenses, and such expenses, fees, charges, taxes and liabilities  for the  services of the Trust's  officers,  employees,  Investment
Adviser, Principal Underwriter,  auditors, counsel, custodian, sub-custodian (if any), transfer agent,  dividend disbursing agent,  shareholder  servicing agent, and such other agents or independent contractors and such other expenses,  fees, charges,  taxes and  liabilities  as the Board of Trustees may deem necessary or proper to incur.

     Section 6.  Payment of Expenses  by  Shareholders.  The Trust's  custodian, transfer,  dividend  disbursing,  shareholder  servicing or similar agent impose fees directly on individual  shareholders for certain services  requested by the shareholder  ("Service Charges").  The Board of Trustees shall have the power to
assist  the  Trust's  custodian,  transfer,  dividend  disbursing,   shareholder
servicing or similar agent in the collection of Service Fees by setting off such
Service  Charges due from a Shareholder  from  declared but unpaid  dividends or distributions  owed such Shareholder  and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or  fractional Shares which  represents the  outstanding  amount of such Service Charges due from such
Shareholder.

     Section 7.  Ownership  of Trust  Property.  Legal title to all of the Trust
Property shall at all times be considered to be vested in the Trust, except that the Board of  Trustees  shall have the power to cause  legal  title to any Trust
Property to be held by or in the name of any Person as nominee, on such terms as the Board of Trustees may determine, in accordance with applicable law.

     Section 8. Service Contracts.

     (a) Subject to such  requirements  and  restrictions as may be set forth in the By-Laws and/or the 1940 Act, the Board of Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative  services  for the Trust or for any Series with any  corporation, trust, association or other organization,  including any Affiliate; and any such contract may contain  such other terms as the Board of Trustees  may  determine,
including  without   limitation,   authority  for  the  Investment   Adviser  or
administrator to determine from time to time without prior consultation with the
Board of Trustees what  securities  and other  instruments  or property shall be purchased or otherwise  acquired,  owned, held, invested or reinvested in, sold, exchanged,  transferred,  mortgaged, pledged, assigned, negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held  uninvested  and to make changes in the Trust's or a particular  Series'
investments,  or such other  activities as may specifically be delegated to such party.

     (b) The  Board of  Trustees  may  also,  at any time and from time to time, contract  with  any  corporation,  trust,  association  or  other  organization, including any Affiliate,  appointing it or them as the exclusive or nonexclusive distributor or Principal  Underwriter for the Shares of the Trust or one or more of the Series or classes  thereof  or for other  securities  to be issued by the
Trust,  or  appointing  it or  them  to act as the  custodian,  transfer  agent, dividend  disbursing agent and/or  shareholder  servicing agent for the Trust or one or more of the Series or classes thereof.

     (c) The Board of Trustees is further  empowered,  at any time and from time to time,  to  contract  with any Persons to provide  such other  services to the
Trust or one or more of its Series, as the Board of Trustees determines to be in the best interests of the Trust or one or more of its Series.

     (d) The fact that:

          (i) any of the  Shareholders,  Trustees,  employees or officers of the
     Trust is a shareholder,  director,  officer,  partner,  trustee,  employee, manager, Adviser, Principal Underwriter, distributor, or Affiliate or agent of or for any corporation,  trust, association,  or other organization,  or for any parent or Affiliate of any  organization  with which an  Adviser's, management  or  administration  contract,  or  Principal  Underwriter's  or
     distributor's  contract,  or  custodian,   transfer,  dividend  disbursing,
     shareholder  servicing  or other type of service  contract may have been or may  hereafter  be made,  or that any such  organization,  or any parent or
     Affiliate  thereof,  is a Shareholder  or has an interest in the Trust,  or that

          (ii) any corporation,  trust,  association or other  organization with which an  Adviser's,  management  or  administration  contract or Principal
     Underwriter's or distributor's contract, or custodian,  transfer,  dividend disbursing,  shareholder  servicing  or other type of service  contract may have been or may  hereafter be made also has an  Adviser's,  management  or
     administration   contract,  or  Principal  Underwriter's  or  distributor's
     contract,  or  custodian,   transfer,   dividend  disbursing,   shareholder
     servicing or other service  contract  with one or more other  corporations, trusts,  associations,  or other  organizations,  or has other  business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee, employee or officer of the Trust from voting upon or executing  the same, or create any  liability or  accountability  to the
     Trust  or  its  Shareholders,   provided  that  the  establishment  of  and
     performance under each such contract is permissible under the provisions of the 1940 Act.

     (e) Every  contract  referred to in this  Section 8 shall  comply with such requirements and  restrictions as may be set forth in the By-Laws,  the 1940 Act or stipulated by resolution of the Board of Trustees;  and any such contract may contain such other terms as the Board of Trustees may determine.

                                   ARTICLE V
                    Shareholders' Voting Powers and Meetings.

     Section 1. Voting Powers. Subject to the provisions of Article III, Section
6(d),  the  Shareholders  shall have power to vote only (i) for the  election of
Trustees,  including the filling of any  vacancies in the Board of Trustees,  as provided in Article IV, Section 1; (ii) with respect to such additional  matters relating  to the Trust as may be  required  by this  Declaration  of Trust,  the
By-Laws, the 1940 Act or any registration  statement of the Trust filed with the
Commission;  and  (iii) on such  other  matters  as the  Board of  Trustees  may
consider  necessary  or  desirable.   Shareholders  shall  not  be  entitled  to
cumulative  voting  in  the  election  of  Trustees  or  on  any  other  matter.
Shareholders may vote Shares in person or by proxy.

     Section 2.  Meetings.  Meetings of the  Shareholders  may be held within or outside the State of Delaware.  Any Meetings of the Shareholders of the Trust or
a Series may be called by the Board of  Trustees,  Chairman  of the Board or the
President of the Trust for any lawful purpose, including the purpose of electing
Trustees  as  provided  in  Article  IV,  Section  1.  Special  meetings  of the
Shareholders  of the  Trust  or any  Series  shall  be  called  by the  Board of
Trustees, Chairman or President upon the written request of Shareholders holding not less than ten (10) percent of the Shares  entitled to vote.  Whenever ten or more Shareholders  meeting the  qualifications set forth in Section 16(c) of the
1940 Act, as the same may be amended from time to time,  seek the opportunity of furnishing  materials  to  the  other  Shareholders  with a  view  to  obtaining signatures on such a request for a meeting,  the Trustees  shall comply with the provisions  of said Section  16(c) with respect to providing  such  Shareholders access to the list of the  Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record, subject to any rights provided to the Trust or any Trustees provided by said Section 16(c).

     Section  3.  Quorum  and  Required  Vote.  Except  when a larger  quorum is required by  applicable  law, by the  By-Laws or by this  Declaration  of Trust, thirty-three and one-third  percent (33-1/3%) of the Shares present in person or represented  by proxy and  entitled  to vote at a  Shareholders'  meeting  shall constitute a quorum at such meeting.  When a separate vote by one or more Series or classes is required,  thirty-three  and  one-third  percent  (33-1/3%) of the
Shares of each such Series or class  present in person or  represented  by proxy and  entitled to vote shall  constitute a quorum at a  Shareholders'  meeting of such Series or class.  Subject to the  provisions of Article III,  Section 6(d),
Article VIII,  Section 4 and any other  provision of this  Declaration of Trust, the  By-Laws or  applicable  law which  requires a  different  vote:  (1) in all matters  other  than the  election  of  Trustees,  the  affirmative  vote of the majority of votes cast at a  Shareholders'  meeting at which a quorum is present shall  be the act of the  Shareholders;  (2)  Trustees  shall  be  elected  by a plurality  of the votes  cast at a  Shareholders'  meeting  at which a quorum is present.

     Section 4.  Shareholder  Action by Written Consent  without a Meeting.  Any action which may be taken at any meeting of Shareholders  may be taken without a meeting  and  without  prior  notice if a consent in writing  setting  forth the action so taken is  signed by the  holders  of Shares  having  not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares  entitled to vote on that  action were  present and voted.  All such consents shall be filed with the secretary of the Trust and shall be maintained in the Trust's  records.  Any  Shareholder  giving a written consent or the  Shareholder's  proxy  holders or a transferee of the Shares or a personal  representative  of the Shareholder or its respective  proxy-holder may revoke the consent by a writing  received by the  secretary  of the Trust before written  consents of the number of Shares  required to  authorize  the  proposed action have been filed with the secretary.

     If the  consents  of all  Shareholders  entitled  to  vote  have  not  been solicited  in  writing  and  if  the  unanimous  written  consent  of  all  such
Shareholders  shall not have been  received,  the  secretary  shall give  prompt notice of the action taken without a meeting to such  Shareholders.  This notice shall be given in the manner specified in the By-Laws.

     Section 5. Record  Dates.  For  purposes of  determining  the  Shareholders entitled  to  notice  of or to  vote  at any  meeting  of  Shareholders,  or any adjournment  thereof,  or entitled to give consent to action  without a meeting, the Board of Trustees  may fix in advance a record date which  record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of  Trustees,  and which shall not be more than one hundred  eighty
(180) days nor less than seven (7) days before the date of any such  meeting.  A determination  of  Shareholders  of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however,  that the Board of Trustees may fix a new record date for the adjourned meeting.

     If the Board of Trustees does not so fix a record date:

     (a) The record date for determining  Shareholders  entitled to notice of or to vote at a meeting of  Shareholders  shall be at the close of  business on the business  day next  preceding  the day on which notice is given or, if notice is waived,  at the close of business on the business day which is five (5) business days next preceding to the day on which the meeting is held.

     (b) The record date for determining  Shareholders  entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board of
Trustees has been taken,  shall be the day on which the first written consent is given, or (ii) when prior action of the Board of Trustees has been taken,  shall be at the close of business on the day on which the Board of Trustees adopts the resolution taking such prior action or the  seventy-fifth  (75th) day before the date of such other action, whichever is later.

     For the purpose of determining the  Shareholders of any Series or class who are entitled to receive  payment of any  dividend or of any other  distribution, the Board of  Trustees  may from time to time fix a date,  which shall be before the date for the  payment of such  dividend or such other  distribution,  as the record date for determining the  Shareholders of such Series or class having the right to receive such dividend or distribution. Nothing in this Section shall be construed as  precluding  the Board of Trustees  from setting  different  record dates for different Series or classes.

     Section 6. Derivative Actions. In addition to the requirements set forth in
Section 3816 of the DSTA, a Shareholder may bring derivative action on behalf of the Trust only if the Shareholder or  Shareholders  first make a pre-suit demand upon the  Trustees  to bring the  subject  action  unless an effort to cause the
Trustees to bring such action is excused. A demand on the Trustees shall only be excused if a majority of the Board of Trustees,  or a majority of any  committee established  to consider  the merits of such  action,  has a personal  financial interest  in the  action  at  issue.  A  Trustee  shall  not be deemed to have a personal  financial  interest in an action or  otherwise  be  disqualified  from ruling on a Shareholder  demand by virtue of the fact that such Trustee receives remuneration  from his  service on the Board of  Trustees of the Trust or on the boards  of one or more  investment  companies  with  the  same or an  affiliated investment advisor or underwriter.

     Section  7.  Additional   Provisions.   The  By-Laws  may  include  further
provisions for Shareholders' votes, meetings and related matters.

                                   ARTICLE VI

                 Net Asset Value, Distributions and Redemptions.

     Section 1. Determination of Net Asset Value, Net Income and Distributions.

     (a) Subject to Article III,  Section 6 hereof,  the Board of Trustees shall have the power to determine from time to time the offering price for authorized, but unissued,  Shares of beneficial interest of the Trust or any Series or class thereof, respectively, that shall yield to the Trust or such Series or class not less than the net asset value  thereof,  in addition to any amount of applicable sales charge to be paid to the Principal  Underwriter  or the selling  broker or dealer in connection with the sale of such Shares,  at which price the Shares of the Trust or such  Series or class,  respectively,  shall be  offered  for sale, subject to any other requirements or limitations of the 1940 Act.

     (b) Subject to Article III, Section 6 hereof and the 1940 Act, the Board of
Trustees may prescribe and shall set forth in the By-Laws,  this  Declaration of
Trust or in a  resolution  of the  Board of  Trustees  such  bases  and time for determining  the net asset  value per Share of the Trust or any  Series or class thereof,  or net income attributable to the Shares of the Trust or any Series or class thereof or the declaration and payment of dividends and  distributions  on the Shares of the Trust or any Series or class thereof, as it may deem necessary or desirable,  and such dividends and distributions may vary between the classes to reflect  differing  allocations  of the  expenses of the Trust  between  such classes  to  such  extent  and  for  such  purposes  as the  Trustees  may  deem appropriate.

     (c) The  Shareholders of the Trust or any Series or class, if any, shall be entitled to receive dividends and distributions, when, if and as declared by the
Board of Trustees with respect  thereto,  provided that with respect to classes, such  dividends and  distributions  shall comply with the 1940 Act. The right of
Shareholders to receive dividends or other  distributions on Shares of any class may be set forth in a plan  adopted by the Board of Trustees  and  amended  from time to time  pursuant  to the 1940 Act.  No Share  shall have any  priority  or preference  over any other  Share of the Trust  with  respect  to  dividends  or distributions  paid in the  ordinary  course of business or  distributions  upon dissolution  of the Trust  made  pursuant  to  Article  VIII,  Section 2 hereof;
provided however, that

          (i) if the Shares of the Trust are  divided  into Series  thereof,  no
     Share of a particular Series shall have any priority or preference over any other Share of the same Series with respect to  dividends or  distributions paid in the ordinary course of business or  distributions  upon dissolution of the Trust or of such Series made  pursuant  to Article  VIII,  Section 2 hereof;

          (ii) if the Shares of the Trust are divided into classes  thereof,  no
     Share of a particular  class shall have any priority or preference over any other Share of the same class with respect to  dividends  or  distributions paid in the ordinary course of business or  distributions  upon dissolution of the Trust made pursuant to Article VIII, Section 2 hereof; and

          (iii) if the Shares of a Series are divided into classes  thereof,  no
     Share of a  particular  class of such  Series  shall have any  priority  or preference  over any  other  Share of the same  class of such  Series  with respect  to  dividends  or  distributions  paid in the  ordinary  course of business or distributions  upon dissolution of such Series made pursuant to
     Article  VIII,  Section 2 hereof or upon  dissolution  of such  class  made pursuant to Article III, Section 6(j) hereof.

     All   dividends  and   distributions   shall  be  made  ratably  among  all
Shareholders of the Trust, a particular class of the Trust, a particular Series, or a particular  class of a Series from the Trust  Property held with respect to the Trust, such Series or such class,  respectively,  according to the number of
Shares  of the  Trust,  such  Series  or  such  class  held  of  record  by such
Shareholders  on the record  date for any  dividend or  distribution;  provided, however, that:

          (i) if the Shares of the Trust are divided  into Series  thereof,  all dividends and  distributions  from the Trust  Property and, if  applicable, held with  respect to such  Series,  shall be  distributed  to each  Series thereof  according  to the net asset  value  computed  for such  Series and within  such  particular  Series,  shall  be  distributed  ratably  to  the
     Shareholders  of such  Series  according  to the  number  of Shares of such
     Series  held of  record by such  Shareholders  on the  record  date for any dividend or distribution; and

          (ii) if the  Shares  of the  Trust or of a  Series  are  divided  into classes thereof,  all dividends and  distributions  from the Trust Property and, if applicable, held with respect to the Trust or such Series, shall be distributed to each class thereof according to the net asset value computed for such class and  within  such  particular  class,  shall be  distributed ratably to the Shareholders of such class according to the number of Shares of such class held of record by such  Shareholders  on the record  date for any dividend or distribution.

     Dividends and distributions may be paid in cash, in kind or in Shares.

     (d) Before  payment of any dividend there may be set aside out of any funds of the Trust, or the applicable Series thereof, available for dividends such sum or sums as the  Board  of  Trustees  may  from  time to  time,  in its  absolute discretion,  think  proper  as a  reserve  fund  to meet  contingencies,  or for equalizing dividends, or for repairing or maintaining any property of the Trust, or any Series thereof, or for such other lawful purpose as the Board of Trustees shall deem to be in the best interests of the Trust,  or the applicable  Series, as the case may be, and the Board of Trustees  may  abolish any such  reserve in the manner in which the reserve was created.

     Section 2.  Redemptions  at the Option of a Shareholder.  Unless  otherwise provided  in the  prospectus  of the  Trust  relating  to the  Shares,  as  such prospectus may be amended from time to time ("Prospectus"):

     (a) The Trust shall purchase such Shares as are offered by any  Shareholder for  redemption,  upon the  presentation  of a  proper  instrument  of  transfer together  with a request  directed  to the Trust or a Person  designated  by the
Trust  that the Trust  purchase  such  Shares or in  accordance  with such other procedures  for  redemption  as the  Board of  Trustees  may  from  time to time authorize.  If certificates have been issued to a Shareholder,  any such request by  such  Shareholder  must  be  accompanied  by  surrender  of any  outstanding certificate or certificates for such Shares in form for transfer,  together with such proof of the  authenticity  of signatures as may  reasonably be required on such Shares and accompanied by proper stock transfer stamps, if applicable.

     (b) The  Trust  shall  pay for such  Shares  the net  asset  value  thereof
(excluding any applicable redemption fee or sales load), in accordance with this
Declaration  of  Trust,  the  By-Laws,  the 1940 Act and other  applicable  law.
Payments  for  Shares so  redeemed  by the Trust  shall be made in cash,  except payment for such Shares  may,  at the option of the Board of  Trustees,  or such officer or officers as it may duly authorize in its complete discretion, be made in kind or  partially in cash and  partially in kind.  In case of any payment in kind, the Board of Trustees, or its delegate,  shall have absolute discretion as to what security or securities of the Trust shall be distributed in kind and the amount  of the  same;  and the  securities  shall  be  valued  for  purposes  of distribution  at the value at which they were  appraised in  computing  the then current net asset value of the Shares,  provided that any Shareholder who cannot legally  acquire  securities  so  distributed  in kind shall receive cash to the extent  permitted  by the 1940 Act.  Shareholders  shall  bear the  expenses  of in-kind  transactions,  including,  but not limited to,  transfer  agency  fees, custodian fees and costs of disposition of such securities.

     (c) Payment by the Trust shall be made by the Trust for such  redemption of
Shares shall be made by the Trust to the Shareholder within seven days after the date on which the  redemption  request is  received  in proper  form and/or such other  procedures  authorized  by the  Board  of  Trustees  are  complied  with;
provided, however, that if payment shall be made other than exclusively in cash, any  securities  to be delivered  as part of such payment  shall be delivered as promptly  as any  necessary  transfers  of such  securities  on the books of the several  corporations  whose  securities are to be delivered  practicably can be made, which may not necessarily  occur within such seven-day  period.  Moreover, redemptions may be suspended in the event of a National Financial Emergency.  In no case  shall  the Trust be liable  for any delay of any  corporation  or other
Person in  transferring  securities  selected for delivery as all or part of any payment in kind.

     (d) The obligations of the Trust set forth in this Section 2 are subject to the provision that such  obligations  may be suspended or postponed by the Board of Trustees (1) during any time the New York Stock Exchange (the  "Exchange") is closed for other than weekends or holidays; (2) if permitted by the rules of the
Commission,  during periods when trading on the Exchange is  restricted;  or (3)
during any  National  Financial  Emergency.  The Board of  Trustees  may, in its
discretion,  declare  that  the  suspension  relating  to a  National  Financial
Emergency  shall  terminate,  as the case may be, on the first  business  day on which the Exchange shall have reopened or the period  specified above shall have expired (as to which,  in the absence of an official  ruling by the  Commission, the determination of the Board of Trustees shall be conclusive).

     (e) The right of Shareholders to receive  dividends or other  distributions on  Shares  may be set forth in a Plan  adopted  by the  Board of  Trustees  and amended  from time to time  pursuant to Rule 18f-3 of the 1940 Act. The right of any  Shareholder  of the Trust to receive  dividends or other  distributions  on
Shares  redeemed  and all other rights of such  Shareholder  with respect to the
Shares so redeemed by the Trust, except the right of such Shareholder to receive payment for such Shares,  shall cease at the time as of which the purchase price of such Shares shall have been fixed, as provided above.

     Section 3. Redemptions at the Option of the Trust. Subject to the 1940 Act,
the Board of Trustees may, from time to time, without the vote or consent of the
Shareholders, redeem Shares or authorize the closing of any Shareholder account, subject to such conditions as may be established  from time to time by the Board of Trustees.

                                  ARTICLE VII

       Compensation and Limitation of Liability of Officers and Trustees.

     Section 1.  Compensation.  Except as set forth in the last sentence of this
Section 1, the Board of Trustees may, from time to time, fix a reasonable amount of  compensation  to be paid by the Trust to the  Trustees  and  officers of the
Trust. Nothing herein shall in any way prevent the employment of any Trustee for advisory,  management,  legal, accounting,  investment banking or other services and payment for the same by the Trust.

     Section 2. Indemnification and Limitation of Liability.

     (a) For the purpose of this Article, "Agent" means any Person who is or was a Trustee, officer, employee or other agent of the Trust or is or was serving at the  request of the Trust as a trustee,  director,  officer,  employee  or other agent of another foreign or domestic  corporation,  partnership,  joint venture, trust or  other  enterprise;  "Proceeding"  means  any  threatened,  pending  or completed  action or proceeding,  whether  civil,  criminal,  administrative  or investigative. To the fullest extent that limitations on the liability of Agents are  permitted  by the DSTA and other  applicable  law,  the Agents shall not be responsible or liable in any event for any act or omission of any other Agent of the Trust or any Investment Adviser or Principal Underwriter of the Trust.

     (b) The Trust, out of the Trust Property, shall indemnify and hold harmless each and every  officer  and  Trustee  from and  against  any and all claims and demands  whatsoever  arising out of or related to such  officer's  or  Trustee's performance  of his or her duties as an  officer  or Trustee of the Trust.  This limitation on liability and  indemnification  applies to events occurring at the time a Person  serves as a Trustee or  officer of the Trust  whether or not such
Person is a Trustee or officer at the time of any Proceeding in which  liability is asserted.  Nothing herein contained shall indemnify, hold harmless or protect any  officer  or  Trustee  from or  against  any  liability  to the Trust or any
Shareholder to which such Person would otherwise be subject by reason of willful misfeasance,  bad faith,  gross  negligence or reckless  disregard of the duties involved in the conduct of such Person's office (such conduct referred to herein as "Disqualifying Conduct").

     (c) Subject to subsection  (b) of this Section 2 and to the fullest  extent that  limitations  on the  liability of Agents are  permitted  by the DSTA,  the
Agents shall not be  responsible  or liable in any event for any act or omission of any  other  Agent  of  the  Trust  or any  Investment  Adviser  or  Principal
Underwriter of the Trust.

     (d) No Agent,  when acting in its  respective  capacity  as such,  shall be personally  liable to any Person,  other than the Trust or a Shareholder  to the extent  provided  in  subsections  (b) and (c) of this  Section  2, for any act, omission or obligation of the Trust or any Trustee thereof.

     (e) Every note, bond, contract, instrument,  certificate or undertaking and every other act or document whatsoever issued,  executed or done by or on behalf of the Trust, the officers or the Trustees or any of them in connection with the
Trust shall be conclusively deemed to have been issued, executed or done only in such  Person's  capacity  as  Trustee  and/or as  officer,  and such  Trustee or officer,  as  applicable,  shall not be personally  liable  therefor,  except as described in the last sentence of the first  paragraph of this Section 2 of this
Article VII.

     (f) The failure to make timely  collection of dividends or interest,  or to take  timely  action with  respect to  entitlements,  on the Trust's  securities issued in  emerging  countries,  shall not be deemed to be  negligence  or other fault on the part of any Agent,  and no Agent shall have any  liability for such failure  or for  any  loss  or  damage  resulting  from  the  imposition  by any government of exchange control  restrictions which might affect the liquidity of the Trust's assets or from any war or political act of any foreign government to which such assets might be exposed, except, in the case of a Trustee or officer, for liability resulting from such Trustee's or officer's Disqualifying Conduct.

     (g) The limitation on liability contained in this Article applies to events occurring at the time a Person  serves as an Agent whether or not such Person is an Agent at the time of any Proceeding in which liability is asserted.

     (h) No amendment or repeal of this Article shall adversely affect any right or protection of an Agent that exists at the time of such amendment or repeal.

     Section 3. Officers and Trustees' Good Faith Action, Expert Advice, No Bond
or  Surety.  The  exercise  by the  Trustees  of their  powers  and  discretions hereunder shall be binding upon everyone interested. An officer or Trustee shall be liable  to the Trust and to any  Shareholder  solely  for such  officer's  or
Trustee's own  Disqualifying  Conduct,  and for nothing  else,  and shall not be liable for errors of judgment or mistakes of fact or law. Each Trustee,  officer and employee of the Trust shall,  in the  performance  of his or her duties,  be fully and  completely  justified  and  protected  with  regard to any act or any failure to act  resulting  from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel,  or upon reports made to the Trust by any of its officers or employees or by the  Investment  Adviser, the  Principal  Underwriter,  any other Agent,  selected  dealers,  accountants, appraisers or other experts or consultants  selected with reasonable care by the
Trustees,  regardless  of whether  such counsel or expert may also be a Trustee.
The officers and Trustees may obtain the advice of counsel or other experts with respect to the meaning and operation of this  Declaration of Trust, the By-Laws, applicable  law, and their  respective  duties as officers or Trustees.  No such officer or Trustee  shall be liable for any act or omission in  accordance  with such advice and no inference  concerning liability shall arise from a failure to follow such advice.  The officers and Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

     Section 4.  Insurance.  To the fullest extent  permitted by applicable law, the officers and Trustees  shall be entitled and have the  authority to purchase with Trust  Property,  insurance for  liability and for all expenses  reasonably incurred or paid or  expected  to be paid by a Trustee or officer in  connection with any claim, action, suit or proceeding in which such Person becomes involved by virtue of such Person's  capacity or former capacity with the Trust,  whether or not the Trust  would have the power to  indemnify  such Person  against  such liability under the provisions of this Article.

                                  ARTICLE VIII

                              Certain Transactions.

     Section 1.  Liability of Third  Persons  Dealing with  Trustees.  No person dealing  with the  Trustees  shall be bound to make any inquiry  concerning  the validity of any actions made or to be made by the Trustees.

     Section 2.  Dissolution  of Trust or Series.  Unless  dissolved as provided herein,  the Trust shall have  perpetual  existence.  The Trust or a  particular
Series may be dissolved:

     (a) with respect to the Trust, (i) at any time by vote of a majority of the
Shares of the Trust  entitled to vote, or (ii) at the discretion of the Board of
Trustees either (A) at any time there are no Shares outstanding of the Trust, or
(B) upon prior written notice to the Shareholder of the Trust;

     (b) with  respect to any  Series,  at any time by vote of a majority of the
Shares of the Series entitled to vote, or (ii) at the discretion of the Board of
Trustees  either (A) at any time there are no Shares  outstanding of the Series, or (B) upon prior written notice to the Shareholder of the Series;

     (c) with respect to the Trust (or a particular Series), upon the occurrence of a dissolution  or termination  event pursuant to any other  provision of this
Declaration of Trust (including Article VIII, Section 3) or the DSTA; or

     (d) with respect to any Series,  upon any event that causes the dissolution of the Trust.

     Upon dissolution of the Trust (or a particular Series, as the case may be), the  Trustees  shall  (in  accordance  withss.3808  of the  DSTA)  pay  or  make reasonable  provision to pay all claims and  obligations  of each Series (or the particular Series, as the case may be), including all contingent, conditional or unmatured  claims  and  obligations  known  to the  Trust,  and all  claims  and obligations  which are known to the  Trust  but for  which the  identity  of the claimant is unknown.  If there are  sufficient  assets held with respect to each
Series of the Trust (or the particular  Series, as the case may be), such claims and obligations  shall be paid in full and any such provisions for payment shall be made in full.  If there are  insufficient  assets  held with  respect to each
Series of the Trust (or the particular  Series, as the case may be), such claims and  obligations  shall be paid or provided for according to their priority and, among claims and obligations of equal priority,  ratably to the extent of assets available therefor.  Any remaining assets (including without  limitation,  cash, securities or any  combination  thereof) held with respect to each Series of the
Trust (or the particular Series, as the case may be) shall be distributed to the
Shareholders of such Series,  ratably  according to the number of Shares of such
Series held by the several  Shareholders on the record date for such dissolution distribution; provided, however, that if the Shares of the Trust or a Series are
divided  into  classes  thereof,   any  remaining  assets  (including,   without
limitation,  cash,  securities or any combination  thereof) held with respect to the Trust or such Series,  as applicable,  shall be distributed to each class of the Trust or such  Series  according  to the net asset value  computed  for such class and within such  particular  class,  shall be  distributed  ratably to the
Shareholders  of such class according to the number of Shares of such class held of  record  by  the  several  Shareholders  on the  date  for  such  dissolution distribution.  Upon the winding up of the Trust in accordance  with Section 3808 of the DSTA and its termination, any one (1) Trustee shall execute, and cause to be filed,  a certificate  of  cancellation,  with the office of the Secretary of
State of the State of Delaware in accordance with the provisions of Section 3810 of the DSTA.

     Section 3. Merger and Consolidation; Conversion.

     (a)  Merger  and  Consolidation.  Pursuant  to an  agreement  of  merger or consolidation,  the Trust, or any one or more Series,  may, by act of a majority of the Board of Trustees, merge or consolidate with or into one or more business trusts or other business entities formed or organized or existing under the laws of the State of Delaware or any other state or the United  States or any foreign country or other foreign  jurisdiction.  Any such merger or consolidation  shall not require the vote of the Shareholders  affected thereby,  unless such vote is required by the 1940 Act, or unless such merger or consolidation would result in an amendment of this  Declaration of Trust,  which would  otherwise  require the approval of such  Shareholders.  In accordance with Section 3815(f) of the DSTA, an  agreement  of merger or  consolidation  may  affect  any  amendment  to this
Declaration of Trust or the By-Laws or affect the adoption of a new  declaration of trust or  by-laws  of the Trust if the Trust is the  surviving  or  resulting business  trust.  Upon completion of the merger or  consolidation,  the Trustees shall file a certificate of merger or  consolidation  in accordance with Section
3810 of the DSTA.

     (b) Conversion.  A majority of the Board of Trustees may,  without the vote or consent of the  Shareholders,  cause (i) the Trust to convert to a common-law trust, a general partnership, limited partnership or a limited liability company organized,  formed  or  created  under  the  laws of the  State of  Delaware  as permitted  pursuant to Section 3821 of the DSTA; (ii) the Shares of the Trust or
any Series to be converted into beneficial  interests in another  business trust
(or series thereof)  created pursuant to this Section 3 of this Article VIII, or
(iii) the  Shares to be  exchanged  under or  pursuant  to any state or  federal statute to the extent permitted by law; provided,  however,  that if required by the 1940 Act, no such statutory  conversion,  Share conversion or Share exchange shall be effective  unless the terms of such  transaction  shall first have been approved at a meeting  called for that purpose by the "vote of a majority of the outstanding  voting  securities,"  as such phrase is defined in the 1940 Act, of the Trust or Series, as applicable;  provided, further, that in all respects not governed by statute or  applicable  law,  the Board of  Trustees  shall have the power to prescribe the procedure  necessary or  appropriate to accomplish a sale of assets,  merger or  consolidation  including  the power to create one or more separate  business  trusts to which all or any part of the assets,  liabilities, profits  or  losses  of the  Trust may be  transferred  and to  provide  for the conversion  of Shares of the Trust or any Series into  beneficial  interests  in such separate business trust or trusts (or series thereof).

     Section 4.  Reorganization.  A majority of the Board of Trustees  may cause the Trust to sell, convey and transfer all or substantially all of the assets of the Trust, or all or substantially  all of the assets associated with any one or more Series, to another trust, business trust, partnership, limited partnership, limited liability company,  association or corporation  organized under the laws of any state, or to one or more separate  series thereof,  or to the Trust to be held as  assets  associated  with one or more  other  Series  of the  Trust,  in exchange for cash, shares or other securities (including, without limitation, in the case of a  transfer  to another  Series of the  Trust,  Shares of such other
Series)  with such  transfer  either  (a)  being  made  subject  to, or with the assumption by the transferee of, the liabilities associated with each Series the assets of which are so  transferred,  or (b) not being made  subject  to, or not with the assumption of, such liabilities;  provided,  however, that, if required by the 1940 Act, no assets  associated  with any  particular  Series shall be so sold,  conveyed or transferred  unless the terms of such transaction shall first have  been  approved  at a meeting  called  for that  purpose  by the "vote of a majority of the outstanding voting securities," as such phrase is defined in the
1940 Act, of that Series.  Following  such sale,  conveyance  and transfer,  the
Board of Trustees shall distribute such cash, shares or other securities (giving due  effect  to the  assets  and  liabilities  associated  with  and  any  other differences  among the various Series the assets  associated  with which have so been sold,  conveyed and  transferred)  ratably  among the  Shareholders  of the
Series  the  assets  associated  with  which  have  been so sold,  conveyed  and transferred  (giving due effect to the  differences  among the  various  classes within  each such  Series);  and if all of the  assets of the Trust have been so sold, conveyed and transferred, the Trust shall be dissolved.

     Section 5. Master Feeder Structure. If permitted by the 1940 Act, the Board of Trustees,  by vote of a majority of the  Trustees,  and without a Shareholder vote,  may  cause the Trust or any one or more  Series  to  convert  to a master feeder  structure  (a structure in which a feeder fund invests all of its assets in a master fund,  rather than making  investments  in securities  directly) and thereby cause existing  Series of the Trust to either become feeders in a master fund, or to become master funds in which other funds are feeders.

     Section 6. Absence of Appraisal or Dissenters' Rights. No Shareholder shall be  entitled,  as a matter of right,  to relief as a dissenting  Shareholder  in respect of any proposal or action involving the Trust or any Series or any class thereof.

                                   ARTICLE IX

                          Amendments and Miscellaneous.

     Section 1. Amendments Generally.  This Declaration of Trust may be restated
and/or amended at any time by an instrument in writing signed by not less than a majority  of  the  Board  of  Trustees  and,  to the  extent  required  by  this
Declaration  of  Trust,  the  1940  Act or the  requirements  of any  securities exchange on which Shares are listed for trading,  by approval of such  amendment by the Shareholders in accordance with Article III, Section 6 hereof and Article
V hereof.  Any such  restatement  and/or  amendment  hereto  shall be  effective immediately upon execution and approval or upon such future date and time as may be stated therein.  The Certificate of Trust shall be restated and/or amended at any time by the Board of Trustees,  without Shareholder approval, to correct any inaccuracy  contained  therein.  Any such  restatement  and/or  amendment of the
Certificate  of Trust shall be executed by at least one (1) Trustee and shall be effective  immediately upon its filing with the office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

     Notwithstanding  the above,  the Board of Trustees  expressly  reserves the right to amend or repeal any provisions  contained in this  Declaration of Trust or the  Certificate of Trust,  in accordance with the provisions of Section 5 of
Article III hereof,  and all rights,  contractual and otherwise,  conferred upon
Shareholders  are  granted  subject to such  reservation.  The Board of Trustees further  expressly  reserves  the right to amend or repeal any  provision of the
By-Laws pursuant to Article VIII, Section 2 of the By-Laws.

     Section 2. Filing of Copies,  References,  Headings. The original or a copy of this  Declaration of Trust and of each  restatement  and/or  amendment hereto shall  be  kept  at the  principal  executive  office  of the  Trust  where  any
Shareholder  may  inspect  it.  Anyone  dealing  with  the  Trust  may rely on a certificate  by an  officer  of  the  Trust  as  to  whether  or  not  any  such restatements  and/or  amendments  have  been  made  and  as to  any  matters  in connection with the Trust hereunder; and, with the same effect as if it were the original,  may rely on a copy  certified by an officer of the Trust to be a copy of this  instrument  or of any  such  restatements  and/or  amendments.  In this
Declaration of Trust and in any such restatements and/or amendments,  references to this instrument,  and all expressions of similar effect to "herein," "hereof"
and  "hereunder,"  shall be deemed to refer to this  instrument  as  amended  or affected by any such restatements and/or amendments.  Headings are placed herein for  convenience  of  reference  only and shall not be taken as a part hereof or control  or affect  the  meaning,  construction  or  effect of this  instrument.
Whenever the singular number is used herein,  the same shall include the plural;
and the neuter,  masculine and feminine  genders  shall  include each other,  as applicable. Any references herein to specific sections of the DSTA, the Coder or the 1940 Act shall refer to such  sections  as amended  from time to time or any successor  sections  thereof.  This  instrument may be executed in any number of counterparts, each of which shall be deemed an original.

     Section 3. Applicable  Law. This  Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the
State of Delaware and the  applicable  provisions  of the 1940 Act and the Code.
The Trust shall be a Delaware  statutory trust pursuant to the DSTA, and without limiting  the  provisions  hereof,  the Trust may  exercise all powers which are ordinarily exercised by such a statutory trust.

     Section 4. Provisions in Conflict with Law or Regulations.

     (a) The provisions of this  Declaration of Trust are severable,  and if the
Board of Trustees shall determine,  with the advice of counsel, that any of such provisions is in conflict  with the 1940 Act, the Code,  the DSTA, or with other applicable laws and regulations,  the conflicting  provision shall be deemed not to have  constituted a part of this Declaration of Trust from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this
Declaration  of Trust or render  invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of this  Declaration of Trust shall be held invalid or unenforceable in any  jurisdiction,  such invalidity or  unenforceability  shall attach only to such provision in such  jurisdiction  and shall not in any manner affect such provision in any other  jurisdiction  or any other provision of this
Declaration of Trust in any jurisdiction.

     Section 5.  Statutory  Trust Only.  It is the  intention of the Trustees to create a statutory  trust pursuant to the DSTA, and thereby to create hereby the relationship  of trustee and  beneficial  owners  within the meaning of the DSTA between,  respectively,  the  Trustees  and  each  Shareholder.  It is  not  the intention  of the Trustees to create a general or limited  partnership,  limited liability company, joint stock association,  corporation,  bailment, or any form of legal relationship other than a statutory trust pursuant to the DSTA. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by  themselves  or with the  Trustees,  partners  or  members  of a joint  stock association.

     Section 6. Fiscal Year. The fiscal year of the Trust shall end as set forth in the Bylaws,  provided,  however,  that the Trustees may, without  Shareholder approval, change the fiscal year of the Trust.

     Section  7. Use of the Name  "Aberdeen".  The Board of  Trustees  expressly agrees  and  acknowledges  that the name  "Aberdeen,"  is the sole  property  of
Aberdeen  Asset  Management  Inc.  ("AAM").  AAM  has  granted  to the  Trust  a non-exclusive  license to use such name as part of the name of the Trust now and in the future;  provided that the  activities  and operations of the Trust under this license are in compliance with the quality  standards set by AAM. The Board of Trustees further  expressly agrees and  acknowledges  that the  non-exclusive license  granted  herein may be terminated by AAM if the Trust ceases to use AAM or one of its  Affiliates  as Investment  Adviser or to use other  Affiliates or successors of AAM for such purposes. In such event, the nonexclusive license may be revoked by AAM and the Trust shall cease  using the name  "Aberdeen,"  or any name misleadingly  implying a continuing  relationship between the Trust and AAM or any of its Affiliates,  as part of its name unless otherwise  consented to by
AAM or any successor to its interests in such names.

     The Board of Trustees  further  understands  and agrees that so long as AAM and/or any  future  advisory  Affiliate  of AAM shall  continue  to serve as the
Trust's  Investment  Adviser,  other registered  open- or closed-end  investment companies  ("funds")  as may be  sponsored  or advised by AAM or its  Affiliates shall have the right  permanently  to adopt and to use the name  "Aberdeen",  in their names and in the names of any series or class of shares of such funds.

                           (Signatures on next page.)

     IN WITNESS WHEREOF,  the Trustees named below do hereby make and enter into this Declaration of Trust as of the date first above written.

___________________________________         ___________________________________
P. Gerald Malone                            Warren C. Smith
Trustee                                     Trustee

___________________________________         ___________________________________
Richard H. McCoy                            Jack Solan
Trustee                                     Trustee

___________________________________         ___________________________________
Peter D. Sacks                              Martin Gilbert
Trustee                                     Trustee

___________________________________         ___________________________________
John T. Sheehy                              Gary W. Bartlett
Trustee                                     Trustee

                                       A-1

                        Schedule A - Series of the Trust

Aberdeen Small Cap Fund
Aberdeen Global Natural Resources Fund
Aberdeen Mid Cap Growth Leaders Fund
Aberdeen Tax-Free Income Fund
Aberdeen Hedged Core Equity Fund
Aberdeen U.S. Growth Leaders Fund
Aberdeen Global Technology and Communications Fund
Aberdeen Global Health Sciences Fund
Aberdeen Global Financial Services Fund
Aberdeen Leaders Fund
Aberdeen U.S. Growth Leaders Long-Short Fund
Aberdeen Small Cap Value Fund
Aberdeen Small Cap Core Fund
Aberdeen Market Neutral Fund
Aberdeen Small Cap Growth Opportunities Fund
Aberdeen Small Cap Leaders Fund
Aberdeen China Opportunities Fund
Aberdeen Emerging Markets Fund
Aberdeen International Growth Fund
Aberdeen Worldwide Leaders Fund
Aberdeen Global Utilities Fund
Aberdeen Optimal Allocations  Fund:  Moderate
Aberdeen Optimal Allocations  Fund:  Moderate Growth
Aberdeen Optimal Allocations  Fund:  Growth
Aberdeen Optimal Allocations  Fund:  Specialty
Aberdeen Optimal Allocations  Fund:  Defensive
Aberdeen Total Return Fund